Exhibit 99.(h)

EXECUTION COPY

ABERDEEN CHILE FUND, INC.

UP TO 1,600,000 SHARES OF COMMON STOCK

CAPITAL ON DEMAND™

SALES AGREEMENT

May 4, 2011

JONESTRADING INSTITUTIONAL SERVICES LLC

780 Third Avenue, 3rd Floor

New York, NY 10017

Ladies and Gentlemen:

Aberdeen Chile Fund, Inc., a Maryland corporation (the “Fund”), Aberdeen Asset Management Services Limited, a corporation organized under the laws of the United Kingdom (the “Adviser”), Celfin Capital Servicios Financieros S.A., a Chilean corporation (the “Sub-Adviser”) and JonesTrading Institutional Services LLC (“Jones”) hereby confirm their agreement in the form of this Sales Agreement (the “Agreement”) as follows:

1.                    Issuance and Sale of Shares.  The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, up to 1,600,000 shares of the Fund’s common stock, $0.001 par value per share (the “Shares”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Fund and Jones shall have no obligation in connection with such compliance.  The issuance and sale of Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has entered into an Investment Advisory Agreement with the Adviser dated July 1, 2009 (the “Advisory Agreement”), an Investment Sub-Advisory Agreement with the Adviser and the Sub-Adviser dated July 1, 2009 (the “Sub-Advisory Agreement”), a Custodian Contract, as amended, with Brown Brothers Harriman & Co. dated June 14, 1995, as amended (the “Custodian Contract”), a Stock Transfer Agency Agreement, as amended, with Computershare Trust Company, N.A. dated March 1, 2003, as amended (the “Transfer Agency Agreement”), an Administration Agreement with Brown Brothers Harriman & Co. dated August 1, 2008 (the “Administration Agreement”), a Chilean Administration Agreement dated November 4, 1997, as amended (the “Chilean Sub-Administration Agreement”).  Collectively, the Advisory Agreement, the Sub-Advisory Agreement, the Custodian Contract, the Transfer Agency Agreement, the Administration Agreement and the Chilean Sub-Administration

Agreement are herein referred to as the “Fund Agreements.”  In addition, the Computershare Trust Company, N.A. sponsors and administers a Dividend Reinvestment and Direct Stock Purchase Plan (the “Dividend Reinvestment and Direct Stock Purchase Plan”) pursuant to which the holders of Shares shall have their dividends automatically reinvested in additional shares of the Fund’s common stock, unless they elect to receive dividends in cash, and may make additional voluntary cash payments to purchase additional common shares (for purchases and reinvestment purposes, shares acquired through the Dividend Reinvestment and Cash Purchase Plan are purchased in the open market at the current share price and cannot be issued directly by the Fund).

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-172627 and 811-05770) (the “Original Registration Statement”), including a base prospectus (“Basic Prospectus”), with respect to the Shares.  The Fund shall prepare one or more supplements relating to the Shares (collectively, the “Prospectus Supplement”) to the Basic Prospectus, to be filed with the Commission pursuant to Rule 497 under the Securities Act.  The Fund shall furnish to Jones, for use by Jones, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Registration Statement.” The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Interactive Data Electronic Application database.  For purposes of this Agreement, all references to the Registration Statement, unless otherwise noted and except as the context otherwise requires, shall be deemed to include any and all amendments thereto.

2.                    Placements.  Each time that the Fund wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Jones by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day, any minimum price below which sales may not be made and the discount, commission or other compensation to be paid by the Fund to Jones, excluding the Reimbursable Amounts (as defined in Section 7(e) herein) (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3, as such Schedule 3 may be amended from time to time.  The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirement set forth in Section 4, Jones declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superceding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11.  The amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2, unless superseded by the terms and conditions as set forth in the applicable Placement Notice.  It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified in Section 4, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.                    Sale of Placement Shares by Jones.  Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund.  The Fund and the Adviser each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the NYSE Amex LLC (“NYSE Amex”), the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, in each case, at or above the then-current net asset value of the Fund’s shares of common stock (exclusive of any distribution, commission or discount) in accordance with Section 23(b) of the Investment Company Act.  As the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws. Jones will not use any sales material (as such term is defined in Section 6(a)(xx) herein) that has not been prepared by the Fund, the Adviser or the Sub-Adviser in connection with the offering and sale of the Placement Shares. To the extent that Jones uses any sales material that has been prepared by the Fund, the Adviser or the Sub-Adviser in connection with the offering and sale of Placement Shares and such sales material is required to be filed with the Financial Industry Regulatory Authority (“FINRA”) under FINRA’s conduct rules, Jones or its counsel will file such sales material with FINRA. Jones covenants that any statements that it or its directors, officers, employees or agents make in connection with the offering and sale of the Placement Shares will be consistent with the disclosure in the Registration Statement and Prospectus. The Fund, the Adviser and the Sub-Adviser each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund, the Adviser, the Sub-Adviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Shares are purchased and sold on the principal exchange or market on which the Shares are listed or quoted. Jones represents and warrants to the Fund, the Adviser and the Sub-Adviser that it has full corporate power and authority to enter into this Agreement, the execution and delivery of, and the performance by Jones of its obligations under this Agreement have been duly and validly authorized by Jones and this Agreement has been duly executed and delivered by Jones and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of Jones, enforceable against Jones in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of Jones’ obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.                    Suspension of Sales.  The Fund or Jones may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 3 or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 3)), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no such notice shall be effective against the other unless it is made to the individuals named on Schedule 3 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.

5.                    Settlement.

(a)                                  Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’ commission, discount or other compensation for such sales payable by the Fund pursuant to Section 2 hereof (or as otherwise agreed to in writing as set forth in the Placement Notice), (ii) Reimbursable Amounts, due and payable by the Fund to Jones hereunder pursuant to Section 7(e) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                                 Delivery of Shares.  On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’ or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date.  The Fund agrees that if the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.                    Representations and Warranties of the Fund, the Adviser and the Sub-Adviser.

(a)                                  Representations and Warranties by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, represent and warrant to and agree with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below) and, except with respect to the first clause of Section 6(a)(iv), the entire Section 6(a)(vii), the entire Section 6(a)(xviii), the entire Section 6(a)(xxvii) and the entire Section 6(a)(xxxi), as of each Settlement Date and as of each Applicable Time (as defined in Section 6(a)(ii)), as follows:

(i)                                     The Registration Statement has been declared effective by the Commission under the Securities Act.  Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 497 of the Securities Act complied when so filed in all material respects with the provisions of the Securities Act and the Investment Company Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or, to the knowledge of the Fund, are contemplated by the Commission.

(ii)                                  (A) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and as of the date hereof, as of the time of each sale of Placement Shares pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date, and (B) the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 497 of the Securities Act and  as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and each of the Registration Statement and the Prospectus did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information relating to Jones furnished to the Fund in writing by or on behalf of Jones expressly for use therein.

(iii)                               The Fund has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to any of them), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), general affairs, business, properties, business prospects, net assets or results of operations of the Fund, whether or not occurring in the ordinary course of business (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(iv)                              The Fund’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable by the Fund; the Placement Shares have been duly and validly authorized, and, when issued and delivered against payment therefore in accordance with this Agreement, will be fully paid and nonassessable by the Fund; the Placement Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE Amex and the certificates for the Placement Shares, if any, are in valid and sufficient form; the holders of outstanding shares of the Fund’s common stock are not entitled to preemptive or other rights to subscribe for the Placement Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding, other than rights of reinvestment of dividends and capital gains distributions.

(v)                                 The Fund’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) is effective.

(vi)                              The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the Securities Act, has taken all required action under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Placement Shares as contemplated by this Agreement.

(vii)                           There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required by the Securities Act or the Investment Company Act; and the statements in the Registration Statement and the Prospectus under the headings “Description of Shares” and “Certain Provisions of the Maryland General Corporation Law and the Charter and Bylaws” fairly summarize the matters therein described.

(viii)                        The Fund has full corporate power and authority to enter into this Agreement. The execution and delivery of and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by each of the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ix)                                The Fund is duly registered under the Investment Company Act as a closed-end, non-diversified management investment company and the Fund’s notification of registration as an investment company under the Investment Company Act on Form N-8A, as amended from time to time (the “Investment Company Act Notification”), has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.

(x)                                   Except as otherwise disclosed in the Prospectus, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been obtained from officials of applicable  government entities, such as have been made or obtained under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the NYSE Amex, and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Placement Shares in the manner contemplated herein and in the Prospectus.

(xi)                                Neither the issuance and sale of the Placement Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter or by-laws of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound which has been filed as an exhibit to the Registration Statement or (iii) violates or will violate in any respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except, in the case of clauses (ii) and (iii) of this paragraph, for such conflict, breach, default, violation or lien, charge or encumbrance that, either alone or in the aggregate, does not have or would not reasonably be expected to have a Fund Material Adverse Effect or a material adverse effect on the ability of the Fund to perform its obligations under this Agreement or any of the Fund Agreements.

(xii)                             No holders of securities of the Fund have any rights to require the registration of such securities under the Registration Statement.

(xiii)                          The financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Investment Company Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus (other than the information contained in the table under the headings “Description of Shares” and “Price Range of Shares of Common Stock” in the Basic Prospectus and the information contained in Appendix A to the Basic Prospectus) are accurately derived from such financial statements and the books and records of the Fund.

(xiv)                         Except as otherwise disclosed in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or to which the Fund or any of its property is subject, is pending or, to the best knowledge of the Fund, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xv)                            The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xvi)                         The Fund is not (i) in violation of its charter or bylaws, (ii) in breach or default in any respect in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any material decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except, in the case of clauses (ii) and (iii) of this paragraph, for such breach, default or violation that, either alone or in the aggregate, does not have or would not reasonably be expected to have a Fund Material Adverse Effect or a material adverse effect on the ability of the Fund to perform its obligations under this Agreement or any of the Fund Agreements.

(xvii)                      Since the date as of which information is given in the Prospectus, except as otherwise stated therein or in any amendment or supplement thereto, (i) there has been no material, adverse change in the condition (financial or other), business, properties, net assets or results of operations of the Fund or business prospects (other than as a result of a change in the financial markets generally) of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of common stock other than pursuant to the Fund’s managed distribution policy or as may be required for the Fund to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), or to avoid liability for excise taxes.

(xviii)                   PricewaterhouseCoopers LLP, who have audited the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, have represented to the Fund that they are independent public accountants with respect to the Fund within the meaning of the Securities Act and the Investment Company Act.

(xix)                           The Fund has not distributed and, prior to the completion of the issuance and sale of the Placement Shares in accordance with this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or other materials permitted by the Securities Act or the Investment Company Act.

(xx)                              Any advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Fund, Adviser or the Sub-Adviser for use in connection with the offering and sale of the Placement Shares (collectively, “sales material”) will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules will be provided to counsel for Jones for filing. No sales material will contain an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxi)                           The Fund is insured against losses in such amounts as the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond as may be appropriate to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(xxii)                        Except as otherwise disclosed in the Prospectus, the Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where such failure would not be reasonably expected to result in a Fund Material Adverse Effect; (B) the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and (C) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.

(xxiii)                     The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets in control of the Fund’s custodian is permitted by the custodian only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund’s internal controls over financial reporting are effective and the Fund is not aware of any material weakness in its internal control over financial reporting that has not been disclosed in a filing with the Commission.

(xxiv)                    The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the 1940 Act.

(xxv)                       Except as stated in this Agreement, the Registration Statement and the Prospectus, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(xxvi)                    This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

(xxvii)  Except as disclosed in the Registration Statement, Basic Prospectus or any supplement thereto filed pursuant to Rule 497 under the Securities Act, no director of the Fund is an “interested person” (as defined in the Investment Company Act) of the Fund or an “affiliated person” (as defined in the Investment Company Act) of Jones.

(xxviii) The Fund intends to direct the investment of the Net Proceeds in such a manner as to comply with the requirements of Subchapter M of the Code.

(xxvix) The conduct by the Fund of its business (as described in the Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(xxx)                         The Fund has filed all tax returns required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus), and the Fund is not in material default in the payment of any taxes which were shown as payable on said returns or any assessments with respect thereto, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xxxi)  The statements made in the Prospectus under the captions “Taxation” insofar as they constitute matters of law or legal conclusions, constitute accurate statements of any such matters of law or legal conclusions.

(xxxii) There are no transfer taxes or similar fees or charges under Federal law, or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Fund or sale by the Fund of the Placement Shares.

(xxxiii) There is and has been no material failure on the part of the Fund and any of the Fund’s officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(xxxiv)  The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(xxxv)  The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(xxxvi)   There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Fund, the Adviser and the Sub-Adviser make no representation or warranty with respect to any such relationships involving Jones or any affiliate and any other person that have not been disclosed to the Fund by Jones in connection with this offering.

(xxxvii) Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 Representations and Warranties with Respect to the Adviser.  The Adviser represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below), and, except with respect to the last clause of Section 6(b)(vii), as of each Settlement Date and as of each Applicable Time, as follows:

(i)                                     It has been duly incorporated and is validly existing in good standing as a corporation under the laws of the United Kingdom, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify, either alone or in the aggregate, does not have or would not reasonably be expected to have an Adviser Material Adverse Effect (as defined below) or a Fund Material Adverse Effect.

(ii)                                  It is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act, or the laws of the United Kingdom, from acting under the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding among the Adviser and Aberdeen Asset Managers Limited dated as of November 7, 2007 (“Memorandum of Understanding”) as contemplated by the Prospectus.

(iii)                              It is duly licensed under the laws of the United Kingdom.

(iv)                              It has full power and authority to enter into this Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding, have been duly and validly authorized by the Adviser; and this Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding, have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(v)                                 It has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding.

(vi)                              The description of the Adviser and its business, and the statements attributable to the Adviser in the Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)                           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or to which the Adviser or any of its property is subject is pending or, to the best knowledge of the Adviser, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of such Adviser to fulfill its obligations hereunder or under the Advisory Agreement, the Memorandum of Understanding or the Sub-Advisory Agreement, as applicable, (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), general affairs, business, properties, business prospects, net assets or results of operations of the Adviser, whether or not occurring in the ordinary course of business (an “Adviser Material Adverse Effect”), or (v) would reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Adviser that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act.

(viii)                        Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or other), business, properties, net assets or results of operations or business prospects of the Adviser (other than as a result of a change in the financial markets generally), whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by the Adviser which are material to the Adviser, other than those in the ordinary course of its business that would be required to be disclosed in the Prospectus.

(ix)                                It has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where such failure would not be reasonably expected to result in a Adviser Material Adverse Effect; it has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such Adviser under any such permit.

(x)                                   This Agreement, the Advisory Agreement, the Memorandum of Understanding and the Sub-Advisory Agreement comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(xi)                                Except as otherwise disclosed in the Prospectus, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Advisory Agreement, the Sub-Advisory Agreement or the Memorandum of Understanding, except such as have been obtained from officials of applicable government entities, such as have been made or obtained under the Securities Act and the Investment Company Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Placement Shares in the manner contemplated herein and in the Prospectus.

(xii)                             Neither the execution, delivery or performance of this Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding, nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Charter or Bylaws of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate in any respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject except, in the case of clauses (ii) and (iii) of this paragraph, for such conflict, breach, default, violation, lien, charge or encumbrance that, either alone or in the aggregate, does not have or would not reasonably be expected to have an Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(xiii)                          Except as stated in this Agreement and in the Registration Statement and the Prospectus, it has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and it is not aware of any such action taken or to be taken by any of its affiliates.

(xiv)                         Its operations and the operations of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened, except to the extent any such action, suit or proceeding would not reasonably be expected to result in a Adviser Material Adverse Effect.

(xv)                            It maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c)                                  Representations and Warranties with Respect to the Sub-Adviser.  The Sub-Adviser represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below), and, except with respect to the last clause of Section 6(c)(vii), as of each Settlement Date and as of each Applicable Time, as follows:

(i)                                     It has been duly incorporated and is validly existing in good standing as a corporation under the laws of Chile with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify, either alone or in the aggregate, does not have or would not reasonably be expected to have (A) a Sub-Adviser Material Adverse Effect (as defined below) or (B) a Fund Material Adverse Effect.

(ii)                                  It is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act, or, except as otherwise disclosed in the Prospectus, the laws of Chile, from acting under the Sub-Advisory Agreement as contemplated by the Prospectus.

(iii)                              It has all necessary licenses, if any, required under Chilean law.

(iv)                              It has full power and authority to enter into this Agreement and the Sub-Advisory Agreement; the execution and delivery of, and the performance by the Sub-Adviser of its obligations under, this Agreement and the Sub-Advisory Agreement have been duly and validly authorized by the Sub-Adviser; and this Agreement and the Sub-Advisory Agreement have been duly executed and delivered by the Sub-Adviser and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Sub-Adviser, enforceable against such Sub-Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Sub-Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(v)                                 It has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Sub-Advisory Agreement.

(vi)                              The description of the Sub-Adviser and its business, and the statements attributable to the Sub-Adviser in the Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)                           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sub-Adviser or to which the Sub-Adviser or any of its property is subject is pending or, to the best knowledge of the Sub-Adviser, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to fulfill its obligations hereunder or under the Sub-Advisory Agreement, (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), general affairs, business, properties, business prospects, net assets or results of operations of the Sub-Adviser, whether or not occurring in the ordinary course of business (an “Sub-Adviser Material Adverse Effect”) or (iv) would reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Sub-Adviser that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act.

(viii)                        Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or other), business, properties, net assets or results of operations or business prospects of the Sub-Adviser (other than as a result of a change in the financial markets generally), whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by the Sub-Adviser which are material to the Sub-Adviser, other than those in the ordinary course of its business that would be required to be disclosed in the Prospectus.

(ix)                                It has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where such failure would not be reasonably expected to result in a Sub-Adviser Material Adverse Effect; it has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Sub-Adviser under any such permit.

(x)                                   The Sub-Advisory Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(xi)                                Except as otherwise disclosed in the Prospectus, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Sub-Advisory Agreement, except such as have been obtained from officials of applicable government entities, such as have been made or obtained under the Securities Act and the Investment Company Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Placement Shares in the manner contemplated herein and in the Prospectus.

(xii)                             Neither the execution, delivery or performance of this Agreement or the Sub-Advisory Agreement, nor the consummation by the Fund or the Sub-Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Charter or Bylaws of the Sub-Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Sub-Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate in any respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Sub-Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Sub-Adviser pursuant to the terms of any agreement or instrument to which the Sub-Adviser is a party or by which the Sub-Adviser may be bound or to which any of the property or assets of the Sub-Adviser is subject except, in the case of clauses (ii) and (iii) of this paragraph, for such conflict, breach, default, violation, lien, charge or encumbrance that, either alone or in the aggregate, does not have or would not reasonably be expected to have a Sub-Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(xiii)                          Except as stated in this Agreement and in the Registration Statement and the Prospectus, it has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and it is not aware of any such action taken or to be taken by any of its affiliates.

(xiv)                         Its operations and the operations of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or Sub-Adviser or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Sub-Adviser, threatened, except to the extent any such action, suit or proceeding would not reasonably be expected to result in a Sub-Adviser Material Adverse Effect.

(xv)                            It maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(d)                                 Certificates.  Any certificate signed by any authorized officer of the Fund, the Adviser or the Sub-Adviser identified on Schedule 3 attached hereto, as such Schedule may be updated from time to time pursuant to notice properly delivered to Jones pursuant to Section 12 of this Agreement and delivered to the representatives or to counsel for Jones shall be deemed a representation and warranty by the Fund, the Adviser or the Sub-Adviser, as the case may be, to Jones as to the matters covered thereby.

7.                    Covenants of the Fund, the Adviser and the Sub-Adviser.  The Fund, the Adviser and the Sub-Adviser, jointly and severally, covenant and agree with Jones that:

(a)                                  The Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones with a copy for its review prior to filing.  Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act.  The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to obtain as soon as possible the withdrawal thereof.  The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise Jones of the time and manner of such filing.

(b)                                 During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply so far as it is able with all requirements imposed upon it by the Securities Act and the Investment Company Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and will file with the Commission and the NYSE Amex all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(c)                                  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will use reasonable efforts to cause the Placement Shares to be listed on the NYSE Amex and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the issuance and sale of the Placement Shares in accordance with this Agreement; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 7(c) deemed by the Fund to be unduly burdensome.

(d)                                 As soon as practicable, but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the effective date of the Registration Statement falls, the Fund will make generally available to its security holders an earnings statement, which need not be audited, which earnings statement shall satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(e)                                  The Fund agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws, including, if requested by Jones, the preparation by counsel for Jones and printing of a “Blue Sky Survey” or other memorandum, and any supplements thereto, advising Jones of such qualifications, registrations and exemptions (provided that any fees of counsel for Jones shall be limited in accordance with clause (ix) below), (vii) the fees and expenses associated with listing the Placement Shares on the NYSE Amex, (viii) all fees associated with any filings required to be made with FINRA (including the reasonable fees and disbursements of counsel to Jones in connection with the review by FINRA of the terms of the sale of the Placement Shares), such fees and disbursements to be limited in accordance with clause (ix) below), (ix) the reasonable fees and expenses of counsel for Jones (provided such fees and expenses (a) shall not exceed $75,000 in connection with the preparation and execution of this Agreement and the preparation and filing of the initial Prospectus Supplement dated as of the date hereof relating to the Placement Shares and providing the services described in clauses (vi) and (viii) above and (b) shall not exceed $30,000 on an annual basis in each annual period following the date of this Agreement), and (x) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder.  Except as provided in Sections 7(e)(ix) above with respect to Jones  (the “Reimbursable Amounts”), the aggregate amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as set forth on Schedule 2 attached hereto (or as otherwise agreed to in writing as set forth in the Placement Notice).  The Fund shall pay to Jones the Reimbursable Amounts in addition to such discount, commissions and other compensation payable to Jones as contemplated by Schedule 2 (or as otherwise agreed to in writing as set forth in the Placement Notice). Each of the Adviser and the Sub-Adviser, severally, agree to pay all costs, fees and expenses of its respective counsel.

(f)                                    The Fund will use the Net Proceeds as described in the Prospectus.

(g)                                 The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise Jones immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Jones pursuant to this Agreement.

(h)                                 The Fund will cooperate with any due diligence review conducted by Jones or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices (unless otherwise agreed by the parties) and (ii) during the Fund’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 7(h) will include during the term of this Agreement (x) if reasonably requested by Jones, a bring-down diligence conference among Jones and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (y) a quarterly diligence conference to occur within three business days following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively (the “Reports”), and quarterly schedule of investments whereby the Fund, the Adviser and the Sub-Adviser will make their senior corporate officers, including portfolio managers, reasonably available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request; provided, however that, notwithstanding anything to the contrary in this Section 7(h), the Fund’s portfolio managers shall not be required to participate with respect to quarterly diligence conferences to be held in connection with the filing of the Fund’s quarterly schedule of investments.

(i) The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(j) During the term of this Agreement, each time the Fund (i) files the Prospectus relating to the Placement Shares (ii) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement (other than a Prospectus Supplement filed in accordance with Section 7(i) of this Agreement), or (iii) files a Report (to the extent not already covered by subsection (i) or (ii) of this Section 7(j)), each of the Fund, the Adviser and Sub-Adviser shall furnish Jones with a certificate, in the form attached hereto as Exhibit 7(j) (each date contemplated in subsections (i), (ii) and (iii) of this Section 7(j) is referred to herein as the “Representation Date”). With respect to post-effective amendments to the Registration Statement contemplated by this Section 7(j), if the Fund is not otherwise permitted to rely on Rule 486(b) regarding the effective date of a post-effective amendment, the Representation Date shall be the date the Commission declares such amendment effective and all Representation Date deliveries relating thereto which are required by Section 7 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment. If the Fund is permitted to rely on Rule 486(b) in connection with the filing of a post-effective amendment, then the Representation Date shall be the date such post-effective amendment is filed with the Commission.

(k)                                  (i) Except as otherwise provided in the last sentence of this Section 7(k), on the date hereof and thereafter as of each Representation Date, the Fund shall cause to be furnished to Jones with a written opinion of Willkie Farr & Gallagher LLP or such other counsel as the parties may agree (the “Fund Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(k)(1), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  Insofar as any opinion of Fund Counsel relates to or is dependent upon matters governed by Maryland law, Fund Counsel will be permitted to rely on the opinion of Venable LLP or such other Maryland counsel as it may select.  In the event that a Representation Date is triggered by the filing of a Report, only the opinion identified in Exhibit 7(k)(2) shall be required.

Notwithstanding Section 7(j), in the event the Fund desires to sell Placement Shares following the filing of a post-effective amendment that includes among other items, audited financial statements not otherwise included in the then-current Prospectus Supplement, the Fund shall cause to be delivered to Jones on the date such post-effective amendment is filed with the Commission the opinion identified in Exhibit 7(k)(2).

(l)     (i) (A) Except as otherwise provided in the last sentence of this Section 7(l)(i), on the date hereof and thereafter as of each Representation Date, the Adviser shall cause to be furnished to Jones with a written opinion of Willkie Farr & Gallagher LLP or such other counsel as the parties may agree (the “Adviser US Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(l)(i)(A), but in each case modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions, such counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(l)(i)(A) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date)and (B) on the date hereof and thereafter as of each Representation Date the Adviser shall cause to be furnished to Jones a written opinion of general counsel to the Adviser (“Adviser General Counsel”), in substantially the form attached hereto as Exhibit 7(l)(i)(B).  In the event that a Representation Date is triggered by the filing of a Report, no opinion identified in this Section 7(l) shall be required.

(ii) On the date hereof, the Sub-Adviser shall cause to be furnished to Jones a written opinion of general counsel to the Sub-Adviser (“Sub-Adviser General Counsel”), in substantially the form attached hereto as Exhibit 7(l)(ii).

(m)                               On the date hereof and each date on which a Report is filed, or during any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones, each time that the Registration Statement is amended or the Prospectus supplemented to include additional financial statements, the Fund shall cause its independent accountants to furnish Jones letters (the “Comfort Letters”), dated the date of each such date, in form and substance satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, in the event that a Representation Date is triggered by the filing of the Fund’s semi-annual report and to the extent the Fund’s independent accountants have not been engaged by the Fund to perform a review of the Fund’s unaudited semi-annual financial statements in connection with such filing, then no Comfort Letter contemplated by this Section 7(m) shall be required; provided, however, that in such case the Fund shall deliver to Jones on the applicable Representation Date a certificate of the Fund’s chief financial officer substantially in the form attached hereto as Exhibit 7(m) (the “CFO Certificate”).

(n)                                 On the date hereof and thereafter as of each Representation Date, each of the Fund, the Adviser and the Sub-Adviser shall furnish Jones with a certificate of its respective Secretary or other authorized representative of the company, in form and substance reasonably satisfactory to Jones.

(o)                                 Each Placement Notice issued by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is issued, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(p)                                 The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus.

(q)                                 The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r)                                    The Fund will not, without giving Jones at least three business days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of common stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire, shares of common stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of shares of common stock pursuant to (i) the Dividend Reinvestment and Direct Stock Purchase Plan, if applicable, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(s)                                  The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.

(t)                                    Each of the Fund, the Adviser and Sub-Adviser acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act, Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this

Agreement, provided that Jones agrees that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (A) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (B) with respect to errors that cause Jones to take an unplanned principal positions, in each case to the extent such sales are permitted under the Securities Act, the Exchange Act and the Investment Company Act).

(u)                                 The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may issue and sell shares of common stock pursuant to the Dividend Reinvestment and Direct Stock Purchase Plan, if applicable.

(v)                                 During the term of this Agreement, the Fund, the Adviser and Sub-Adviser will furnish to Jones such information as reasonably requested by Jones regarding the Fund, the Adviser or Sub-Adviser.

8.                    Conditions to Jones’ Obligations.  The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund, the Adviser and the Sub-Adviser herein, to the due performance by the Fund, the Adviser and the Sub-Adviser of their respective obligations hereunder, and to the continuing satisfaction (or waiver by Jones in its sole discretion) of the following additional conditions:

(a)                                  The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)                                 None of the following events shall have occurred and be continuing:  (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)                                  Jones shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact regarding Jones that in Jones’ opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

(d)                                 Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund or any Fund Material Adverse Effect, Adviser Material Adverse Effect or Sub-Adviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect, Adviser Material Adverse Effect or Sub-Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s debt or preferred securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s debt or preferred securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)                                  Jones shall have received the opinion of Fund Counsel required to be delivered pursuant Section 7(k) on or before the date on which such delivery of such opinion is required pursuant to Section 7(k).

(f)                                    Jones shall have received the opinions of Adviser US Counsel, Adviser General Counsel, Sub-Adviser General Counsel required to be delivered pursuant Section 7(l) on or before the date on which such delivery of such opinion is required pursuant to Section 7(l).

(g)                                 Jones shall have received the Comfort Letter, and to the extent applicable, the CFO Certificate, required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such letter and CFO Certificate is required pursuant to Section 7(m).

(h)                                 Jones shall have received the certificates required to be delivered pursuant to Section 7(j) and Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(j) and Section 7(n), respectively.

(i)                                     Trading in shares of the Fund’s common stock shall not have been suspended on the NYSE Amex.

(j)                                     On each date on which the Fund is required to deliver a certificate pursuant to Section 7(j), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request.  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.  The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.

(k)                                  All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(l)                                     The Placement Shares shall have been approved for listing on the NYSE Amex, subject only to notice of issuance.

(m)                               There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 11(a).

(n)                                 Prior to the date hereof, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

9.                    Indemnification and Contribution.

(a)                                  Indemnification by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430A or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any sales material, any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Fund and the Adviser; and

(3)                                  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or in any Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification by Jones.  Jones agrees to indemnify and hold harmless each of the Fund and the Adviser, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to (i) any failure by Jones to comply with the prospectus delivery requirements applicable to the Placement Shares; and (ii) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto).  Each of the Fund and the Adviser acknowledge that Jones has not furnished any information to the Fund for inclusion in the Prospectus.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows:  counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person (other than the Adviser), if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund; counsel to the Adviser and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser; and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 9 hereof shall not affect any agreements among the Fund, the Adviser and/or the Sub-Adviser with respect to indemnification of each other or contribution between themselves.

(f)                                    Contribution.

(1)                                  If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2)                                  The relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total discounts and commissions received by Jones as calculated in accordance with the terms set forth in Schedule 2, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(3)                                  The relative fault of the Fund and the Adviser on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4)                                  The Fund, the Adviser and Jones agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5)                                  Notwithstanding the provisions of this Section 9(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6)                                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7)                                  For purposes of this Section 9(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Jones, and each person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund or the Adviser and each trustee, director or member of the Fund or the Adviser shall have the same rights to contribution as the Fund and the Adviser.

(g)                                 The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its partners, officers or employees, or any person controlling Jones, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Adviser, their respective directors and officers or any person who controls the Fund and/or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement.  A successor to Jones or to the Fund or to the Adviser, their respective directors or officers, or any person controlling Jones or the Fund or the Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.              Representations and Agreements to Survive Delivery.  All representations and warranties of the Fund, the Adviser and the Sub-Adviser herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Adviser or the Sub-Adviser (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.              Termination.

(a)                                  Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect, Adviser Material Adverse Effect or Sub-Adviser Material Adverse Effect, has occurred which, in the reasonable judgment of Jones, may materially impair the investment quality of the Placement Shares, (ii) the Fund, the Adviser or Sub-Adviser shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Fund, the Adviser or Sub-Adviser to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(j), 7(k), 7(l) or 7(m), Jones’ right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such Representation Date pursuant to which such delivery was required; provided, further, that, Jones shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the sixth (6th) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of Jones’ obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE Amex shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.  If Jones elects to terminate this Agreement as provided in this Section 11, Jones shall provide the required notice as specified herein.

(b)                                 The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)                                  Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12)

months after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)                                 This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 shall remain in full force and effect.

(e)                                  Except as otherwise provided in Sections 11(b) and 11(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)                                    Any Reimbursable Amounts owed to Jones upon a termination in accordance with this Section 11 shall be payable by the Fund to Jones only to the extent such Reimbursable Amounts are actually incurred by Jones as contemplated by FINRA Rule 5110(f)(2)(D).

12.              Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, California 91361, fax no: (781) 416-2899, Attention: General Counsel, and Troutman Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23218, fax no: (804) 698-5196, Attention: David M. Carter; if sent to the Fund or the Adviser, shall be delivered to Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, Attention: Legal, fax no: (866) 291-5760, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019-6099, Attention: Rose DiMartino, telephone (212) 728-8215, fax no: (212) 728-9215; if sent to the Sub-Adviser, shall be delivered to Celfin Capital Servicios Financieros S.A., Avenida Apoquindo 3721, Piso 19, Attention: Veronica Montero, Head Legal Counsel, telephone (562) 490-5265, fax (562) 490-5065.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic or facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE Amex and commercial banks in the City of New York are open for business.

13.              Successors.  This Agreement shall inure to the benefit of and be binding upon Jones, the Fund, the Adviser and the Sub-Adviser and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund, the Adviser and the Sub-Adviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund, the Adviser and the Sub-Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.

14.              Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

16.              General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

17.              Waiver of Jury Trial.  The Fund, the Adviser and the Sub-Adviser and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.              Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to shares of the Fund’s common stock.

19.              Absence of Fiduciary Relationship.  The Fund, the Adviser and the Sub-Adviser acknowledge that in connection with the offering of the Placement Shares: (a) Jones has acted at arms length and owes no fiduciary duties to, the Fund, the Adviser and the Sub-Adviser or any other person; (b) Jones owes the Fund, the Adviser and the Sub-Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) Jones may have interests that differ from those of the Funds, the Adviser and the Sub-Adviser.  The Fund, the Adviser and the Sub-Adviser waive to the full extent permitted by applicable law any claims any of them may have against Jones arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Fund, the Adviser, the Sub-Adviser and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund, the Adviser, the Sub-Adviser and Jones.

Very truly yours,

ABERDEEN CHILE FUND, INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN ASSET MANAGEMENT INVESTMENT SERVICES LIMITED

By:	/s/ Andrew Laing
Name:	Andrew Laing
Title:	Director

CELFIN CAPITAL SERVICIOS FINANCIEROS S.A.

By:	/s/ Alejandro Montero
Name:	Alejandro Montero
Title:	Authorized Officer

ACCEPTED as of the date
first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Alan Hill
Name:	Alan Hill
Title:	Chief Financial Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ADD SENDER NAME]
CC:	Alan Goodson, Andrea Melia, Megan Kennedy, Tim Sullivan, Matt Keener, Ann Gillespie, Heather Hasson (the “Aberdeen Authorized Signers”)
To:	Jones Trading (Shlomo “Moe” Cohen, Steven A. Chmielewski, Alan F. Hill)
Subject:	Capital On Demand - Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital On Demand™ Sales Agreement between Aberdeen Chile Fund, Inc. (the “Fund”), Aberdeen Asset Management Investment Services Limited, Celfin Capital Servicios Financieros S.A. and JonesTrading Institutional Services LLC (“Jones”) dated                      , I hereby request on behalf of the Fund that Jones sell the amount of the Fund’s common shares, $0.001 par value per share, detailed in the most current email to Jones from an Aberdeen Authorized Signer (the “Aberdeen Email”) at a minimum market price per share as detailed in the Aberdeen Email.  For the avoidance of doubt, please be advised that each new Aberdeen Email supersedes and renders ineffective all previous Aberdeen Emails and only the most current Aberdeen Email shall be effective at any one time (provided that sales that have been made and affirmed, but not yet settled, in compliance with a previous Aberdeen Email shall not be so superseded).

The time period during which sales may be requested to be made via Aberdeen Emails to Jones shall be from                        through                           .

No more than the amount of shares detailed in the Aberdeen Email(s) may be sold in any one trading day.

Commission:  up to                basis points of the gross proceeds with respect to sales actually effected by Jones.  In no event shall the commission paid to Jones cause the shares to be sold at an amount less than the Fund’s net asset value.

Signed:

Aberdeen Authorized Signer

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2

Compensation

The amount of any discount, commission or other compensation (other than the Reimbursable Amounts), to be paid by the Fund to Jones shall be between 100 and 300 basis points of the gross proceeds with respect to sales actually effected by Jones, with the exact amount of such discount, commission or other compensation to be mutually agreed upon by the parties from time to time, as set forth in the Placement Notice.

SCHEDULE 3

JONESTRADING INSTITUTIONAL SERVICES LLC

Shlomo “Moe” Cohen

Managing Director

JonesTrading Institutional Services LLC

780 Third Avenue, 3rd Floor

New York, NY 10017

(212) 907-5332

moec@jonestrading.com

Alan F. Hill

Chief Financial Officer

JonesTrading Institutional Services LLC

32133 Lindero Canyon Road Suite 208

Westlake Village, CA 91361

(818) 991-5500

alanh@jonestrading.com

Steven A. Chmielewski

Chief Operating Officer & General Counsel

JonesTrading Institutional Services LLC

265 Franklin Street, 18th Floor

Boston, MA 02110

(781) 416-2896

steve@jonestrading.com

ABERDEEN CHILE FUND, INC.

Alan Goodson	Matt Keener
Vice President	Aberdeen Chile Fund, Inc.
Aberdeen Chile Fund, Inc.	c/o Aberdeen Asset Management Inc.
c/o Aberdeen Asset Management Inc.	1735 Market Street, 32nd Floor
1735 Market Street, 32nd Floor	Philadelphia, PA 19103
Philadelphia, PA 19103	(215) 405-2437
(215) 405-5765
Ann Gillespie
Andrea Melia	Aberdeen Chile Fund, Inc.
Treasurer & Accounting Officer	c/o Aberdeen Asset Management Inc.
Aberdeen Chile Fund, Inc.	1735 Market Street, 32nd Floor
c/o Aberdeen Asset Management Inc.	Philadelphia, PA 19103
1735 Market Street, 32nd Floor
Philadelphia, PA 19103	Heather Hasson
(215) 405-2049	Aberdeen Chile Fund, Inc.
c/o Aberdeen Asset Management Inc.
Megan Kennedy	1735 Market Street, 32nd Floor
Vice President & Secretary	Philadelphia, PA 19103
Aberdeen Chile Fund, Inc.
c/o Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor
Philadelphia, PA 19103
(215) 405-5765

Tim Sullivan
Vice President
Aberdeen Chile Fund, Inc.
c/o Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor
Philadelphia, PA 19103
(215) 405-2445

Exhibit 7(j)

FUND OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                                of Aberdeen Chile Fund, Inc. (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 7(j) of the Sales Agreement dated May 4, 2011 (the “Sales Agreement”) between the Fund, Aberdeen Asset Management Investment Services Limited, Celfin Capital Servicios Financieros S.A. and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)                                     Except for non-material exceptions, the representations and warranties of the Fund in Section 6(a) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)                                  The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

ADVISER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                                of Aberdeen Asset Management Investment Services Limited (the “Adviser”), a corporation organized under the laws of the United Kingdom, does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 7(j) of the Sales Agreement dated May 4, 2011 (the “Sales Agreement”) between the Adviser, Aberdeen Chile Fund, Inc., Celfin Capital Servicios Financieros S.A. and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)                                     Except for non-material exceptions, the representations and warranties of the Adviser in Section 6(b) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)                                  The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

SUB-ADVISER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                                of Celfin Capital Servicios Financieros S.A. (the “Sub-Adviser”), a Chilean corporation, does hereby certify in such capacity and on behalf of the Sub-Adviser, pursuant to Section 7(j) of the Sales Agreement dated May 4, 2011 (the “Sales Agreement”) between the Sub-Adviser, Aberdeen Chile Fund, Inc., Aberdeen Asset Management Investment Services Limited and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)                                     Except for non-material exceptions, the representations and warranties of the Sub-Adviser in Section 6(c) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)                                  The Sub-Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

Exhibit 7(k)(1)

FORM OF OPINION OF FUND COUNSEL

i                                             The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of Pennsylvania; and the Fund has no subsidiaries;

ii                                          The Fund is registered with the Commission under the Investment Company Act as a closed–end, non–diversified management investment company and, to the knowledge of such counsel, all action has been taken by the Fund as required by the Securities Act and the Investment Company Act in connection with the issuance, sale and consummation of the sale of the Placement Shares as contemplated by this Agreement; the Fund Agreements comply in all material respects with all applicable provisions of the Securities Act, the Investment Company Act, and the Advisers Act; and, to the knowledge of such counsel, the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement;

iii                                       This Agreement has been duly authorized, executed and delivered by the Fund;

iv                                      The Fund Agreements have been duly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

v.                                      Neither the issuance and sale of the Placement Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts with or constitutes a breach of the charter (the “Charter”) or bylaws (the “Bylaws”) of the Fund, (ii) conflicts with or constitutes a material breach of or a material default under, any agreement, indenture, lease, permit or other instrument to which the Fund is a party or by which it or any of its properties may be bound that has been filed as an exhibit to the Registration Statement, or (iii) violates the Securities Act, the Investment Company Act or Maryland law, or regulation or to such counsel’s knowledge, violates or will violate any order of any federal or Maryland governmental authority applicable to the Fund or any of its property, which violation would have a material adverse effect on the condition or business of the Fund;

vi.                                   The Fund is authorized to issue the number of shares of common stock as set forth in the Prospectus under the caption “Description of Shares”; the authorized stock of the Fund conforms in all material respects to the description thereof contained under the caption “Description of Shares” in the Registration Statement and the Prospectus; all issued and outstanding shares of the Fund’s common stock as of the date hereof have been duly authorized and are issued, fully paid and nonassessable; the sale and issuance of the Placement Shares has been duly authorized, and, when issued and sold pursuant to the Agreement and in accordance with the resolutions of the Board of Directors of the Fund authorizing the issuance thereof, the Placement Shares will be fully paid and nonassessable; the Placement Shares are not subject to preemptive or, to the knowledge of such counsel, other similar rights under the Maryland General Corporation Law, the Charter or the Bylaws or other rights to subscribe for the Placement Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding, other than rights of reinvestment of dividends and capital gains distributions;

vii.                                To the knowledge of the attorneys involved in the preparation and negotiation of the Agreement, the Registration Statement and the Prospectus, there is no pending or threatened action, suit or proceeding by or before any United States court or governmental agency, authority or body or any arbitrator involving the Fund or to which the Fund or any of its property is subject, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there are no material agreements, contracts, indentures, leases, permits or other instruments that are required to be described in the Registration Statement, the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; and the statements included in the Prospectus under the headings “Taxation,” “Description of Shares” and “Certain Provisions of the Maryland General Corporation Law and the Charter and the Bylaws” to the extent that they state matters of federal law or legal conclusions with respect thereto, are accurate and fair summaries of the laws and documents described therein;

viii.                             No material consent, approval, authorization, filing with or order of the Commission, FINRA, any United States national securities exchange or, to the knowledge of such counsel, any United States court or governmental agency or body is required on the part of the Fund in connection with the transactions contemplated herein, except such as have been made or obtained under the laws of Chile, the Securities Act and the Investment Company Act and such as may be required under the blue sky laws of any jurisdiction in connection with the valid issuance and sale of the Placement Shares in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

ix.                                     To the knowledge of the attorneys involved in the preparation and negotiation of the Agreement, the Registration Statement and the Prospectus, no holders of securities of the Fund have rights to the registration of such securities under the Registration Statement; and

x.                                        The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission; and the Registration Statement and the Prospectus (other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein and the information contained in Appendix A to the Prospectus, as to which such counsel expresses no belief) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act.

In addition, such counsel has participated in conferences with officers and other representatives of the Fund and representatives of Jones and/or their counsel, at which the contents of the Registration Statement and Prospectus and related matters were discussed.  Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus.  Based solely on the participation and discussion described above; however, nothing has come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as of its date and on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, and the information contained in Appendix A to the Prospectus, as to which such counsel makes no statement).

In rendering such opinion, such counsel may limit such opinion to matters involving the application of (i) the laws of the State of Maryland, (ii) the federal laws of the United States, and (iii) the laws of the State of New York. To the extent that the governing law of any Fund Agreements is other than that of the State of New York, such counsel may assume that such governing law is identical to the internal laws of the State of New York. Such counsel may rely (A) as to matters involving the application of laws of the State of Maryland on the opinion of Venable LLP or such other Maryland counsel as it may select, (B) as to matters involving the application of laws of any jurisdiction other than the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for Jones and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto as of the date hereof.

Exhibit 7(k)(2)

MATTERS TO BE COVERED BY
 FUND COUNSEL OPINION UPON REPORT FILING

i.                                          To the knowledge of such counsel, the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement;

ii.                                       Such counsel has participated in conferences with officers and other representatives of the Fund representatives of Jones and/or their counsel, at which the contents of the Registration Statement and Prospectus and related matters were discussed.  Such counsel has not independently verified and is not passing upon, and does not assume and responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus.  Based solely on the participation and discussion described above; however, nothing has come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as of its date and on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, and the information contained in Appendix A to the Prospectus, as to which such counsel makes no statement).

Exhibit 7(l)(i)(A)

FORM OF OPINION OF ADVISER US COUNSEL

i.                                          The Adviser is duly registered under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement, the Sub-Advisory Agreement or the Memorandum of Understanding as contemplated by the Prospectus;

ii.                                       Assuming due authorization, execution and delivery by all parties thereto other than (if applicable) the Adviser, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding are each a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

iii.                                    This Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding comply in all material respects with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers;

iv                                      Neither the issuance and sale of the Placement Shares, the execution, delivery or performance of this Agreement, the Advisory Agreement, the Sub-Advisory Agreement or the Memorandum of Understanding nor the consummation by the Adviser of the transactions herein or therein contemplated violates or will violate any existing U.S. federal statute, law, or regulation, or to such counsel’s knowledge, violates or will violate any filing, judgment, injunction, order or decree of any U.S. federal governmental agency or body applicable to the Adviser or any of its property, which violation would have a material adverse effect on the condition or business of the Adviser;

v.                                      The description of the Adviser and its business in the Prospectus complies in all material respects with all requirements of the Securities Act and the Investment Company Act;

vi                                      To the knowledge the attorneys involved in the preparation and negotiation of the Agreement, the Registration Statement and the Prospectus, there is no pending or threatened action, suit or proceeding by or before any U.S. federal court or governmental agency, authority or body or any arbitrator against the Adviser or to which the Adviser or any of its property is subject, of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus, as applicable, and there are no material agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required by the Securities Act or the Investment Company Act;

v.                                      No material consent, approval, authorization, filing with or order of the Commission, FINRA, any U.S. national securities exchange or, to the knowledge of such counsel, any U.S. court or governmental agency or body, is required on the part of the Adviser in connection with the transactions contemplated herein, in the Advisory Agreement, the Sub-Advisory Agreement or the Memorandum of Understanding, except such as have been made or obtained under the Securities Act, the Investment Company Act and the Advisers Act and such as may be required under the blue sky laws of any jurisdiction in connection with the valid issuance and sale of the Placement Shares in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

In addition, such counsel has participated in conferences with officers and other representatives of the Fund and the Adviser and representatives of Jones and/or their counsel, at which the contents of the Registration Statement and Prospectus and related matters were discussed.  Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus.  Based solely on the participation and discussion described above; however, nothing has come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Prospectus as of its date and on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, and the information contained in Appendix A to the Prospectus, as to which such counsel makes no statement).

In rendering such opinion, such counsel may limit such opinion to matters involving the application of the federal laws of the United States. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Federal laws of the United States to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for Jones and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund, the Adviser and public officials.

Exhibit 7(l)(i)(B)

FORM OF OPINION OF ADVISER GENERAL COUNSEL

i.                                          The Company is duly incorporated as a limited liability company under the laws of England and has full corporate power under its Articles to conduct its business as described under the headings “Prospectus Supplement Summary” in the Prospectus Supplement and “Prospectus Summary” and “Management of the Fund” in the Basic Prospectus and has the requisite corporate power to enter into and perform its obligations under the Relevant Documents.

ii.                                       The Company is authorised and regulated in the United Kingdom by the Financial Services Authority in the conduct of investment business within the meaning of the Financial Services and Markets Act 2000 and is authorised to carry out certain Regulated Activities (within the meaning of the Financial Services and Markets Act (Regulated Activities) Order 2001) as set out in the FSA Register.

iii.                                    The execution and delivery by the Company of each of the Relevant Documents and the performance of its obligations thereunder (a) have been duly authorised by all requisite corporate action on its part, (b) do not contravene any of the provisions of the Articles or the Certificate of Incorporation, (c) do not contravene any provisions of English law relating to companies generally, and (d) do not contravene any material agreements governed by English law and binding on the Company described in Appendix      to this opinion..

iv                                      The obligations of the Company under each of the Relevant Documents would be recognised as valid and binding by the English courts.

v.                                      The implementation of the transactions contemplated by the Agreement do not contravene any provisions of the laws of England and Wales.

vi.                                   It is not necessary or advisable to file, register or record any of the Relevant Documents with any court or authority in England.

vii.                                No consents, licences, approvals or authorisations of any governmental or other regulatory authority or agency in England are required by law in connection with the execution, delivery and performance of the Relevant Documents by the Company.

viii.                             To such counsel’s knowledge, there are no actions, suits or proceedings involving the Company by or before any English courts.

In rendering such opinion, such counsel may limit such opinion to matters involving the application of the laws of the United Kingdom. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund, the Adviser and public officials. For purposes of the foregoing opinions, the term

“Relevant Documents” shall mean the Agreement, the Advisory Agreement, the Sub-Advisory Agreement and the Memorandum of Understanding.

Exhibit 7(l)(ii)

FORM OF OPINION OF SUB-ADVISER GENERAL COUNSEL

i.                                          the Sub-Adviser is a company duly incorporated and validly existing under the laws of the Republic of Chile and has the corporate power to conduct its business as described in the Prospectus;

ii.                                       as the holder of a capital markets services license issued by the Superintendencia de Valores y Seguros de Chile, the Sub-Adviser is duly licensed to carry on the business of fund management in Chile and the Sub-Adviser is not prohibited by the laws of Chile from acting under the Sub-Advisory Agreement as contemplated by the Prospectus;

iii.                                    the Sub-Adviser has the corporate power to enter into, and to perform its obligations under, the Agreement and the Sub-Advisory Agreement;

iv.                                   all necessary corporate action required under the laws of Chile and the organizational documents of the Sub-Adviser has been taken by the Sub-Adviser to authorize its execution and delivery of this Agreement and the Sub-Advisory Agreement and the performance by it of its obligations under the Sub-Advisory Agreement;

v.                                      the Sub-Advisory Agreement constitutes a valid, legally binding and enforceable obligation of the Sub-Adviser under the laws of Chile;

vi.                                   the consummation of the transactions contemplated by the Agreement do not contravene any provisions of the laws of Chile;

vii.                                the execution, delivery and performance of the Agreement and the Sub-Advisory Agreement and the consummation by the Sub-Adviser of the transactions contemplated therein do not contravene or breach (i) the organizational documents of the Sub-Adviser; (ii) the material agreements governed by Chile law binding on the Sub-Adviser; or (iii) any provisions of the laws of Chile applicable to companies generally;

viii                                to such counsel’s knowledge, there are no actions, suits or proceedings involving the Sub-Adviser by or before any court of Chile; and

ix                                        no consent, approval, authorization, filing with or order of any court or governmental agency or body in Chile is required on the part of the Sub-Adviser in connection with the transactions contemplated in the Agreement and the Sub-Advisory Agreement.

In rendering such opinion, such counsel may limit such opinion to matters involving the application of the laws of Chile. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund, the Sub-Adviser and public officials.

Exhibit 7(m)

                          , 20

JonesTrading Institutional Services LLC

780 Third Avenue, 3rd Floor

New York, New York 10017

Ladies and Gentlemen:

This certificate of Aberdeen Chile Fund, Inc., a Maryland corporation (the “Fund”), is being delivered on behalf of the Fund by [                  ], in connection with the Sales Agreement, dated May 4, 2011, among the Fund, Aberdeen Asset Management Investment Services Limited, Celfin Capital Servicios Financieros S.A. and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of shares of up to                      shares of the Fund’s common stock through the Agent.

I hereby certify that I am the duly elected Chief Financial Officer of the Fund.

I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended July 31, 20     attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a)                                  any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and

(b)                                 the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

[Remainder of page intentionally blank]

Signed by me this            day of                     , 20    .

Name:	[ ]
Title:	Chief Financial Officer